Och-Ziff Capital Management Group LLC Reports
2016 Third Quarter Results
NEW YORK, November 2, 2016 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net income allocated to Class A Shareholders (“GAAP Net Income”) of $14.3 million, or $0.08 per basic and $0.05 per diluted Class A Share, for the 2016 third quarter and a GAAP net loss allocated to Class A Shareholders (“GAAP Net Loss”) of $133.6 million, or $0.73 per basic and $0.75 per diluted Class A Share, for the 2016 first nine months.
Summary

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Och-Ziff reached settlements with the U.S. Department of Justice (“the DOJ”) and the U.S. Securities Exchange Commission (“the SEC”) in connection with their Foreign Corrupt Practices Act (“FCPA”) investigations, and agreed to a monetary settlement in the amount of $412.1 million, which was paid in October 2016 (“FCPA settlements”).

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Certain of the Company’s executive managing directors agreed to purchase up to $400 million of Class A Cumulative Preferred Units (the “Preferred Units”), the proceeds of which was used in part to pay the FCPA settlements. The remainder will be used for general corporate purposes.

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Distributable Earnings in the 2016 third quarter were $198.0 million, or $0.38 per Adjusted Class A Share, which reflects the one-time effect of reversing the amount accrued for payments due under the tax receivable agreement (“TRA”) for the 2015 and 2016 tax years. Excluding the effect of this reversal and a small adjustment for the FCPA settlements, Distributable Earnings in the 2016 third quarter were $51.9 million, or $0.10 per Adjusted Class A Share.

•	Assets under management totaled $39.3 billion as of September 30, 2016, decreasing 12% year-over-year, primarily due to net outflows from the Company’s multi-strategy funds.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $15.9 billion, comprising 41% of assets under management as of September 30, 2016, increasing 5% year-over-year.

◦	Estimated assets under management totaled $37.0 billion as of November 1, 2016.
“The third quarter was an important one for the Firm,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “We saw strong performance across our products and strategies and put the FCPA investigation behind us. We’re pleased that the positive performance trend has continued into the fourth quarter and look forward to the road ahead.”

RECENT DEVELOPMENTS
On September 29, 2016 the Company announced that it had reached settlements with the DOJ and the SEC regarding their FCPA investigations. In connection with the settlements, the Company agreed to pay $412.1 million in penalties and disgorgement. The Company paid this amount in full in October 2016 using cash on hand and proceeds from the sale of Preferred Units discussed below.
On October 5, 2016, the Company completed a $250 million issuance and sale of Preferred Units in each of OZ Management LP, OZ Advisors LP and OZ Advisors II LP, pursuant to a securities purchase agreement dated September 29, 2016 (the “Purchase Agreement”) with certain of the Company’s executive managing directors, including Daniel S. Och (the “EMD Purchasers”). Pursuant to the Purchase Agreement, the EMD Purchasers agreed to purchase up to $400 million of Preferred Units. The Company expects to sell up to an additional $150 million of Preferred Units to the EMD Purchasers in January 2017, subject to the satisfaction of certain conditions. The Company used the proceeds from the Preferred Units issued in October 2016, as well as cash on hand, to pay the $412.1 million in penalties and disgorgement related to the FCPA settlements with the SEC and the DOJ discussed above. The Company expects to use the proceeds from the second sale of the Preferred Units in January 2017 for working capital and general corporate purposes.
In September 2016, the Company amended the TRA to provide that no amounts will be due or payable to any recipients, including certain of the Company’s executive managing directors, under the TRA with respect to the 2015 and 2016 taxable years. As a result, the Company reversed from Distributable Earnings previously accrued Adjusted Income Taxes related to these payments due under the TRA. See “Distributable Earnings” section below for additional information.
GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS
On January 1, 2016, the Company adopted new consolidation accounting guidance that resulted in the deconsolidation of the majority of previously consolidated funds, including all CLOs. The deconsolidation resulted in a significant decrease in the amount of income of consolidated Och-Ziff funds, expenses of consolidated Och-Ziff funds, and net gains of consolidated Och-Ziff funds in our GAAP consolidated statement of comprehensive income (loss). Management fees and incentive income from the previously consolidated funds are also no longer eliminated in consolidation.
For the 2016 third quarter, Och-Ziff reported GAAP Net Income of $14.3 million, or $0.08 per basic and $0.05 per diluted Class A Share, compared to $17.4 million, or $0.10 per basic and $0.06 per diluted Class A Share, for the 2015 third quarter. The year-over-year decrease was primarily driven by lower management fees and incentive income, partially offset by lower operating expenses and income taxes.
For the 2016 first nine months, Och-Ziff reported a GAAP Net Loss of $133.6 million, or $0.73 per basic and $0.75 per diluted Class A Share, compared to GAAP Net Income of $48.0 million, or $0.27 per basic and $0.26 per diluted Class A Share, for the 2015 first nine months. The year-over-year decrease was primarily driven by the $412.1 million FCPA settlements liability accrual recorded in the first nine months of 2016. In addition, lower management fees and incentive income and higher non-compensation expenses, partially offset by lower income taxes and lower compensation and benefits, also contributed to the year-over-year decrease.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)
For the 2016 third quarter, Och-Ziff reported Distributable Earnings of $198.0 million, or $0.38 per Adjusted Class A Share. Distributable Earnings reflects the one-time effect on Adjusted Income Taxes of reversing the amount accrued for payments due under the TRA for the 2015 and 2016 tax years that the Company’s executive managing directors elected to waive. The amount of the reversal was $144.0 million, or $0.28 per Adjusted Class A Share, of previously accrued Adjusted Income Taxes taken in 2015 and the first half of 2016 related to those waived payments. Excluding this TRA reversal and the $2.2 million FCPA settlements liability accrual adjustment taken in the quarter, Distributable Earnings were $51.9 million, or $0.10 per Adjusted Class A Share, compared to $66.1 million, or $0.13 per Adjusted Class A Share, for the 2015 third quarter. The year-over-year decrease was driven by lower management fees and incentive income, partially offset by lower non-compensation expenses.
For the 2016 first nine months, Och-Ziff reported Distributable Earnings loss of $128.8 million, or $0.25 per Adjusted Class A Share, which reflected the effect of the $412.1 million FCPA settlements liability accrual taken in the first nine months of 2016. The loss also reflects the effect of reversing $99.8 million of previously accrued Adjusted Income Taxes taken in 2015 related to the waived TRA payments payments discussed above. Excluding the FCPA settlements liability accrual and reversal of the TRA accrual, Distributable Earnings were $183.5 million, or $0.35 per Adjusted Class A Share, compared to $288.0 million, or $0.56 per Adjusted Class A Share, for the 2015 first nine months. The year-over-year decrease was driven primarily by lower management fees and incentive income, as well as higher operating expenses.
Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income. The adoption of the new consolidation guidance referenced above had no impact on Economic Income or Distributable Earnings.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	September 30, 2016	September 30, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$23.4	$29.5	$(6.7)	$—	$0.6	$(6.1)	-21%
Credit
Opportunistic credit funds	5.3	4.9	0.6	(0.6)	0.4	0.4	9%
Institutional Credit Strategies	7.3	7.1	0.2	—	—	0.2	3%
Real estate funds	2.1	1.9	0.4	(0.1)	—	0.2	11%
Other	1.2	1.2	0.1	(0.1)	—	—	—%
Total	$39.3	$44.6	$(5.5)	$(0.8)	$1.0	$(5.3)	-12%
Totals may not sum due to rounding. Please see Exhibit 6 for detailed information.

As of September 30, 2016, assets under management totaled $39.3 billion, a decrease of $5.3 billion, or 12%, from September 30, 2015, which was driven by capital net outflows of $5.5 billion and $799.9 million of distributions and other reductions, which were primarily related to the Company's closed-end opportunistic credit and real estate funds. Partially offsetting this decline was performance-related appreciation of $991.5 million. During the month of September, the Company had approximately $120.7 million of intra-month capital net outflows, which are included in the $39.3 billion of assets under management as of September 30, 2016.
Assets under management decreased to an estimated $37.0 billion as of November 1, 2016. This decrease reflected estimated performance-related appreciation of approximately $173.5 million in October and capital net outflows of approximately $2.5 billion, which was comprised of approximately $2.4 billion of capital net outflows on October 1, 2016 and approximately $101.7 million of capital net outflows from October 2, 2016 to November 1, 2016.
Please see detailed assets under management and fund information on Exhibits 6 through 8 that accompany this press release.
Multi-strategy funds
Assets under management in Och-Ziff’s multi-strategy funds totaled $23.4 billion as of September 30, 2016, decreasing 21%, or $6.1 billion, year-over-year. This change was driven by net capital outflows of $6.7 billion, primarily in the OZ Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $644.9 million.
For the first nine months of 2016, the OZ Master Fund, the Company's largest multi-strategy fund, generated a gross return of 2.7% and a net return of 1.1%. On a gross basis, performance-related depreciation in the OZ Master Fund’s long/short equity special situations strategy was more than offset by strong positive performance in its merger arbitrage, convertible and derivative arbitrage, and credit-related strategies.
Credit
Assets under management in Och-Ziff’s dedicated credit products totaled $12.5 billion as of September 30, 2016, increasing $624.7 million, or 5%, year-over-year. This change was driven by capital net inflows of $864.4 million and $346.6 million of performance-related appreciation, partially offset by $586.3 million of distributions and other reductions in the Company's closed-end opportunistic credit funds.
Opportunistic credit
Och-Ziff’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.3 billion as of September 30, 2016, increasing $419.0 million, or 9%, year-over-year. This was due to $642.1 million of capital net inflows, primarily into the Customized Credit Focused Platform, and $363.2 million of performance-related appreciation. These increases were partially offset by $586.3 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds.

For the first nine months of 2016, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 13.1% and a net return of 11.4%. On a gross basis, performance was driven by the fund’s U.S. portfolio.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $7.3 billion as of September 30, 2016, increasing $205.7 million, or 3%, year-over-year. The increase was primarily driven by an additional CLO that closed in the year-over-year period. ICS managed 13 CLOs as of September 30, 2016.
Real estate funds
Assets under management in Och-Ziff’s real estate funds totaled $2.1 billion as of September 30, 2016, increasing $204.1 million year-over-year. The increase was driven by Och-Ziff Real Estate Credit Fund I, partially offset by distributions from Och-Ziff Real Estate Fund II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 21.8% through September 30, 2016. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.6% through September 30, 2016.
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. The adoption of the new consolidation guidance referenced above had no impact on Economic Income.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2016 third quarter were $138.8 million, a 31% decrease from $202.2 million for the 2015 third quarter. Management fees were $119.7 million, 26% lower than $162.7 million for the prior-year period. Incentive income was $18.8 million, 52% lower than the $39.0 million for the prior-year period.
Economic Income revenues for the 2016 first nine months were $456.5 million, a 28% decrease from $630.9 million for the 2015 first nine months. Management fees were $397.5 million, a 19% decrease from $493.6 million for the prior-year period. Incentive income was $57.5 million, 58% lower than the $135.8 million for the prior-year period.
The year-over-year decrease in management fees was driven primarily by lower assets under management in the Company’s multi-strategy funds. This decline in the multi-strategy funds impacted the mix of products that comprise our assets under management resulting in a lower year-over-year average management fee rate.

The year-over-year decrease in incentive income was driven primarily by lower incentive income from fund investor redemptions, as well as lower incentive income from assets subject to one year commitment periods. Also driving the year-to-date decrease were lower tax distributions taken to cover tax liabilities on incentive income that has been accrued on certain longer-term assets under management but that will not be realized until the end of the relevant commitment period.
The average management fee rate was 1.23% for the 2016 third quarter and 1.27% for the 2016 first nine months. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2016 third quarter totaled $35.9 million, essentially flat as compared to the 2015 third quarter. Salaries and benefits were $27.1 million, 6% lower than $28.7 million in the prior-year period due to a lower number of employees. Bonus expense for the 2016 third quarter totaled $8.8 million, compared to $7.2 million for the prior-year period.
Compensation and benefits for the 2016 first nine months totaled $105.7 million, a 3% increase from $102.3 million for the 2015 first nine months. Salaries and benefits were $86.0 million, 2% higher than $84.3 million in the prior-year period due to a higher average number of employees in the current year period. Bonus expense for the 2016 first nine months totaled $19.7 million, compared to $18.0 million in the prior-year period.
The ratio of salaries and benefits to management fees was 23% and 22% for 2016 third quarter and first nine months, compared to 18% and 17% for both of the comparative periods in 2015, respectively.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2016 third quarter totaled $45.5 million, compared to $54.8 million in the prior-year period.
Non-compensation expenses for the 2016 first nine months totaled $567.5 million, including the $412.1 million FCPA settlements liability accrual taken in the first nine months of 2016. Excluding the FCPA settlements liability accrual, non-compensation expenses were $155.4 million compared to $145.8 million in the prior-year period. The $9.6 million year-over-year increase was primarily due to increased legal expenses relating to the investigation.
Excluding the FCPA settlements liability accrual, the ratio of non-compensation expenses to management fees was 40% and 39% for the 2016 third quarter and first nine months, respectively, compared to 34% and 30% for 2015 third quarter and first nine months, respectively.
Economic Income (Non-GAAP)
Economic Income for the 2016 third quarter was $57.4 million, compared to $111.5 million for the third quarter of 2015.The decrease for the quarter to date period was driven by lower management fees and incentive income, partially offset by lower non-compensation expenses.
Economic Income for the first nine months of 2016 was a net loss of $216.7 million, including the $412.1 million FCPA settlements liability accrual. Excluding the FCPA settlements liability accrual, Economic Income was $195.4 million, compared to $382.8 million for the first nine months of 2015. Excluding the

FCPA settlements accrual, the year-over-year decrease in Economic Income was primarily driven by lower management fees and incentive income, as well as higher operating expenses.
CAPITAL
As of September 30, 2016, the number of Class A Shares outstanding was 181,544,024. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter and first nine months ended September 30, 2016, the total weighted-average Adjusted Class A Shares outstanding was 519,758,775 and 519,327,051, respectively.
DIVIDEND
The Board of Directors of Och-Ziff did not declare a 2016 third-quarter dividend.
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Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Joel Frank, Chief Financial Officer, will host a conference call today, November 2, 2016, 8:30 a.m. Eastern Time to discuss the Company’s 2016 third quarter results. The call can be accessed by dialing +1-888-713-4217 (in the U.S.) or +1-617-213-4869 (international), passcode 61288976. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-888-286-8010 (in the U.S.) or +1-617-801-6888 (international), passcode 18407426. A webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the FCPA settlements liability accrual and the effects of the reversal of Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations.

The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

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Reorganization expenses related to the Company’s IPO, equity-based compensation expenses, depreciation and amortization expenses, and loss on asset held for sale, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

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Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings and Adjusted Income Taxes
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes presents an estimate of amounts needed to fund payments for income taxes and amounts payable under the TRA. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement includes the effects of the reversal of Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016.
Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors, including the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the FCPA settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2015, dated February 11, 2016, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff
Och-Ziff is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of November 1, 2016, Och-Ziff had approximately $37.0 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).
Investor Relations Contact:
Tina Madon
Head of Public Markets Investor Relations
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
Joe Snodgrass
Head of Corporate Communications
+1-212-887-4821
joseph.snodgrass@ozcap.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Management fees	$128,513	$162,778	$428,822	$496,207
Incentive income	18,754	35,615	57,477	121,262
Other revenues	380	579	1,544	1,548
Income of consolidated Och-Ziff funds	458	126,931	1,262	361,136
Total Revenues	148,105	325,903	489,105	980,153

Expenses
Compensation and benefits	57,758	70,602	169,762	211,895
Reorganization expenses	—	4,018	—	12,052
Interest expense	6,129	5,383	17,452	16,033
General, administrative and other	44,306	65,484	584,331	127,332
Expenses of consolidated Och-Ziff funds	17	82,576	316	220,847
Total Expenses	108,210	228,063	771,861	588,159

Other Income (Loss)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	803	(146)	1,302	43
Net gains (losses) of consolidated Och-Ziff funds	821	(20,627)	2,182	21,859
Total Other Income (Loss)	1,624	(20,773)	3,484	21,902

Income (Loss) Before Income Taxes	41,519	77,067	(279,272)	413,896
Income taxes	9,986	12,422	39,436	119,607
Consolidated and Comprehensive Net Income (Loss)	$31,533	$64,645	$(318,708)	$294,289

Allocation of Consolidated and Comprehensive Net Income (Loss)
Class A Shareholders	$14,285	$17,417	$(133,642)	$48,048
Noncontrolling interests	16,570	78,971	(186,867)	270,346
Redeemable noncontrolling interests	678	(31,743)	1,801	(24,105)
	$31,533	$64,645	$(318,708)	$294,289

Earnings (Loss) Per Class A Share
Basic	$0.08	$0.10	$(0.73)	$0.27
Diluted	$0.05	$0.06	$(0.75)	$0.26

Weighted-Average Class A Shares Outstanding
Basic	182,521,225	177,805,122	182,508,296	177,711,669
Diluted	479,838,244	484,171,524	479,825,416	181,517,750

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income allocated to Class A Shareholders—GAAP	$13,160	$1,125	$14,285	$12,640	$4,777	$17,417
Net income allocated to the Och-Ziff Operating Group A Units	16,313	—	16,313	43,505	—	43,505
Equity-based compensation, net of RSUs settled in cash	17,709	589	18,298	26,983	564	27,547
Income taxes	9,887	99	9,986	12,422	—	12,422
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	642	(4,026)	(3,384)
Allocations to Och-Ziff Operating Group D Units	950	—	950	3,109	138	3,247
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	2,741	2,741	—	3,813	3,813
Reorganization expenses	—	—	—	4,018	—	4,018
Changes in tax receivable agreement liability	(11,819)	—	(11,819)	533	—	533
Depreciation, amortization and loss on asset held for sale	7,776	189	7,965	2,797	189	2,986
Other adjustments	(1,251)	(48)	(1,299)	131	(687)	(556)
Economic Income—Non-GAAP	$52,725	$4,695	57,420	$106,780	$4,768	111,548
Adjusted Income Taxes—Non-GAAP(1)			140,599			(45,436)
Distributable Earnings—Non-GAAP			$198,019			$66,112

Weighted-Average Class A Shares Outstanding			182,521,225			177,805,122
Weighted-Average Partner Units			322,767,349			324,512,597
Weighted-Average Class A Restricted Share Units (RSUs)			14,470,201			14,507,708
Weighted-Average Adjusted Class A Shares			519,758,775			516,825,427

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.38			$0.13

Economic Income—Non-GAAP			$57,420
FCPA settlements liability accrual			(2,184)
Economic Income Excluding FCPA Settlements Liability Accrual—Non-GAAP			55,236
Adjusted Income Taxes excluding TRA reversal—Non-GAAP(1)			(3,367)
Distributable Earnings Excluding FCPA Settlements Liability Accrual and TRA Reversal—Non-GAAP			$51,869

Distributable Earnings Per Adjusted Class A Share Excluding FCPA Settlements Liability Accrual and TRA Reversal—Non-GAAP			$0.10

(1) Presents an estimate of amounts needed to fund payments for income taxes and amounts payable under the tax receivable agreement. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement includes the effects of the reversal of previously accrued Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net (loss) income allocated to Class A Shareholders—GAAP	$(138,649)	$5,007	$(133,642)	$4,774	$43,274	$48,048
Net (loss) income allocated to the Och-Ziff Operating Group A Units	(187,338)	—	(187,338)	175,239	—	175,239
Equity-based compensation, net of RSUs settled in cash	54,364	1,947	56,311	84,257	2,333	86,590
Income taxes	39,337	99	39,436	119,607	—	119,607
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	(184)	(40,478)	(40,662)
Allocations to Och-Ziff Operating Group D Units	2,850	—	2,850	13,995	701	14,696
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	5,430	5,430	—	7,407	7,407
Reorganization expenses	—	—	—	12,052	—	12,052
Changes in tax receivable agreement liability	(11,990)	—	(11,990)	(47,893)	—	(47,893)
Depreciation, amortization and loss on asset held for sale	14,385	562	14,947	7,575	560	8,135
Other adjustments	(2,759)	87	(2,672)	532	(978)	(446)
Economic Income—Non-GAAP	$(229,800)	$13,132	(216,668)	$369,954	$12,819	382,773
Adjusted Income Taxes—Non-GAAP(1)			87,866			(94,754)
Distributable Earnings—Non-GAAP			$(128,802)			$288,019

Weighted-Average Class A Shares Outstanding			182,508,296			177,711,669
Weighted-Average Partner Units			322,726,456			324,500,933
Weighted-Average Class A Restricted Share Units (RSUs)			14,092,299			13,892,395
Weighted-Average Adjusted Class A Shares			519,327,051			516,104,997

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$(0.25)			$0.56

Economic Income—Non-GAAP			$(216,668)
FCPA settlements liability accrual			412,101
Economic Income Excluding FCPA Settlements Liability Accrual—Non-GAAP			195,433
Adjusted Income Taxes excluding TRA reversal—Non-GAAP(1)			(11,920)
Distributable Earnings Excluding FCPA Settlements Liability Accrual and TRA Reversal—Non-GAAP			$183,513

Distributable Earnings Per Adjusted Class A Share Excluding FCPA Settlements Liability Accrual and TRA Reversal—Non-GAAP			$0.35

(1) Presents an estimate of amounts needed to fund payments for income taxes and amounts payable under the tax receivable agreement. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement includes the effects of the reversal of previously accrued Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$123,329	$5,184	$128,513	$157,421	$5,357	$162,778
Adjustment to management fees(1)	(8,808)	—	(8,808)	(75)	—	(75)
Management Fees—Economic Income Basis—Non-GAAP	114,521	5,184	119,705	157,346	5,357	162,703

Incentive income—GAAP	16,202	2,552	18,754	35,615	—	35,615
Adjustment to incentive income(2)	—	—	—	1,292	2,046	3,338
Incentive Income—Economic Income Basis—Non-GAAP	16,202	2,552	18,754	36,907	2,046	38,953
Other revenues	378	2	380	572	7	579
Total Revenues—Economic Income Basis—Non-GAAP	$131,101	$7,738	$138,839	$194,825	$7,410	$202,235

Compensation and benefits—GAAP	$51,990	$5,768	$57,758	$63,912	$6,690	$70,602
Adjustment to compensation and benefits(3)	(18,484)	(3,330)	(21,814)	(30,163)	(4,514)	(34,677)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$33,506	$2,438	$35,944	$33,749	$2,176	$35,925

Interest expense and general, administrative and other expenses—GAAP	$49,641	$794	$50,435	$70,212	$655	$70,867
Adjustment to interest expense and general, administrative and other expenses(4)	(4,764)	(189)	(4,953)	(15,913)	(189)	(16,102)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	44,877	605	45,482	54,299	466	54,765
FCPA settlements liability accrual	2,184	—	2,184	—	—	—
Non-Compensation Expenses Excluding FCPA Settlements Liability Accrual—Economic Income Basis—Non-GAAP	$47,061	$605	$47,666	$54,299	$466	$54,765

Net income allocated to noncontrolling interests—GAAP	$16,454	$116	$16,570	$45,962	$33,009	$78,971
Adjustment to net income (loss) allocated to noncontrolling interests(5)	(16,461)	(116)	(16,577)	(45,965)	(33,009)	(78,974)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(7)	$—	$(7)	$(3)	$—	$(3)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization, loss on asset held for sale and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)
Adjustment to exclude amounts allocated to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$413,266	$15,556	$428,822	$481,249	$14,958	$496,207
Adjustment to management fees(1)	(31,362)	—	(31,362)	(2,652)	—	(2,652)
Management Fees—Economic Income Basis—Non-GAAP	381,904	15,556	397,460	478,597	14,958	493,555

Incentive income—GAAP	50,105	7,372	57,477	121,262	—	121,262
Adjustment to incentive income(2)	—	—	—	8,710	5,801	14,511
Incentive Income—Economic Income Basis—Non-GAAP	50,105	7,372	57,477	129,972	5,801	135,773
Other revenues	1,533	11	1,544	1,523	25	1,548
Total Revenues—Economic Income Basis—Non-GAAP	$433,542	$22,939	$456,481	$610,092	$20,784	$630,876

Compensation and benefits—GAAP	$155,293	$14,469	$169,762	$194,931	$16,964	$211,895
Adjustment to compensation and benefits(3)	(56,689)	(7,377)	(64,066)	(99,111)	(10,440)	(109,551)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$98,604	$7,092	$105,696	$95,820	$6,524	$102,344

Interest expense and general, administrative and other expenses—GAAP	$598,506	$3,277	$601,783	$141,363	$2,002	$143,365
Adjustment to interest expense and general, administrative and other expenses(4)	(33,756)	(562)	(34,318)	2,965	(561)	2,404
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	564,750	2,715	567,465	144,328	1,441	145,769
FCPA settlements liability accrual	(412,101)	—	(412,101)	—	—	—
Non-Compensation Expenses Excluding FCPA Settlements Liability Accrual—Economic Income Basis—Non-GAAP	$152,649	$2,715	$155,364	$144,328	$1,441	$145,769

Net (loss) income allocated to noncontrolling interests—GAAP	$(187,213)	$346	$(186,867)	$194,563	$75,783	$270,346
Adjustment to net (loss) income allocated to noncontrolling interests(5)	187,201	(346)	186,855	(194,573)	(75,783)	(270,356)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(12)	$—	$(12)	$(10)	$—	$(10)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization, loss on asset held for sale and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)
Adjustment to exclude amounts allocated to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended September 30, 2016
	June 30, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2016

Multi-strategy funds	$26,094,394	$(3,452,066)	$—	$735,076	$23,377,404
Credit
Opportunistic credit funds	5,192,756	(11,375)	(206,973)	301,937	5,276,345
Institutional Credit Strategies	7,245,508	15,432	—	4,871	7,265,811
Real estate funds	2,213,821	8,494	(76,620)	(838)	2,144,857
Other	1,233,959	20,895	(50,284)	34,794	1,239,364
Total	$41,980,438	$(3,418,620)	$(333,877)	$1,075,840	$39,303,781

	Three Months Ended September 30, 2015
	June 30, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2015

Multi-strategy funds	$32,990,458	$(1,583,355)	$—	$(1,926,127)	$29,480,976
Credit
Opportunistic credit funds	5,084,611	7,860	(99,100)	(136,027)	4,857,344
Institutional Credit Strategies	6,567,980	489,567	—	2,571	7,060,118
Real estate funds	2,003,552	13,246	(72,363)	(3,678)	1,940,757
Other	1,323,313	(3,475)	—	(81,092)	1,238,746
Total	$47,969,914	$(1,076,157)	$(171,463)	$(2,144,353)	$44,577,941

	Nine Months Ended September 30, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2016

Multi-strategy funds	$29,510,248	$(6,213,273)	$—	$80,429	$23,377,404
Credit
Opportunistic credit funds	5,383,629	(54,727)	(495,373)	442,816	5,276,345
Institutional Credit Strategies	7,241,680	29,608	—	(5,477)	7,265,811
Real estate funds	2,048,559	239,489	(137,985)	(5,206)	2,144,857
Other	1,310,745	(553)	(50,284)	(20,544)	1,239,364
Total	$45,494,861	$(5,999,456)	$(683,642)	$492,018	$39,303,781

	Nine Months Ended September 30, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2015

Multi-strategy funds	$34,100,390	$(4,184,040)	$—	$(435,374)	$29,480,976
Credit
Opportunistic credit funds	5,098,600	424,314	(636,290)	(29,280)	4,857,344
Institutional Credit Strategies	5,166,734	1,884,714	—	8,670	7,060,118
Real estate funds	2,022,399	77,247	(155,304)	(3,585)	1,940,757
Other	1,146,292	87,657	(1)	4,798	1,238,746
Total	$47,534,415	$(1,710,108)	$(791,595)	$(454,771)	$44,577,941

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Returns for the Nine Months Ended September 30,				Annualized Returns Since Inception Through September 30, 2016
			2016		2015
	2016	2015	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$19,777,558	$24,307,461	2.7%	1.1%	-0.7%	-2.1%	16.9%	(2)	11.8%	(2)
OZ Asia Master Fund	1,018,175	1,135,619	-2.1%	-3.4%	4.6%	2.8%	9.3%		5.3%
OZ Europe Master Fund	467,741	886,764	2.5%	1.2%	5.9%	3.7%	11.7%		7.7%
OZ Enhanced Master Fund	824,597	1,116,080	4.0%	2.3%	-2.7%	-4.1%	10.9%		7.0%
Och-Ziff European Multi-Strategy UCITS Fund	149,286	373,139	-3.5%	-4.9%	6.7%	4.1%	4.4%		1.6%
Other funds	1,140,047	1,661,913	n/m	n/m	n/m	n/m	n/m		n/m
	23,377,404	29,480,976
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,728,712	1,527,555	13.1%	11.4%	-1.8%	-2.5%	16.9%		12.5%
Customized Credit Focused Platform	2,630,186	1,775,852	15.6%	11.8%	0.8%	0.4%	19.4%		14.6%
Closed-end opportunistic credit funds	458,102	1,013,205	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	459,345	540,732	n/m	n/m	n/m	n/m	n/m		n/m
	5,276,345	4,857,344
Institutional Credit Strategies	7,265,811	7,060,118	See the following page for information on the Company’s institutional credit strategies.
	12,542,156	11,917,462

Real estate funds	2,144,857	1,940,757	See the second following page for information on the Company’s real estate funds.

Other	1,239,364	1,238,746	n/m	n/m	n/m	n/m	n/m		n/m

Total	$39,303,781	$44,577,941
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2016
					IRR
	2016	2015	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)(7)	$110,418	$283,881	$459,600	$305,487	16.6%	12.5%	1.5 x
OZ Structured Products Domestic Fund II (2011-2014)(7)	156,860	307,138	326,850	326,850	18.7%	14.4%	1.8 x
OZ Structured Products Offshore Fund II (2011-2014)(7)	158,404	274,577	304,531	304,531	15.8%	11.9%	1.6 x
OZ Structured Products Offshore Fund I (2010-2013)(7)	11,573	25,365	155,098	155,098	24.0%	19.2%	2.1 x
OZ Structured Products Domestic Fund I (2010-2013)(7)	7,901	15,534	99,986	99,986	22.9%	18.3%	2.0 x
Other funds	12,946	106,710	298,250	268,250	n/m	n/m	n/m
	$458,102	$1,013,205	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of September 30,
	Closing Date	Initial Deal Size	2016	2015

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$497,908	$506,324
OZLM II	November 1, 2012	560,100	513,343	517,966
OZLM III	February 20, 2013	653,250	612,283	614,150
OZLM IV	June 27, 2013	600,000	541,515	543,673
OZLM V	December 17, 2013	501,250	469,042	471,084
OZLM VI	April 16, 2014	621,250	597,638	593,404
OZLM VII	June 26, 2014	824,750	796,600	796,767
OZLM VIII	September 9, 2014	622,250	596,991	596,580
OZLM IX	December 22, 2014	510,208	495,255	495,900
OZLM XI	March 12, 2015	510,500	491,540	491,450
OZLM XII	May 28, 2015	565,650	547,914	546,435
OZLM XIII	August 6, 2015	511,600	496,370	493,012
OZLM XIV	December 21, 2015	507,420	497,179	—
		7,498,928	7,153,578	6,666,745
Other funds	n/a	n/a	112,233	393,373
		$7,498,928	$7,265,811	$7,060,118

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2016
				Total Investments					Realized/Partially Realized Investments(8)
	2016	2015	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$16,554	$35,664	$408,081	$385,351	$796,888	25.2%	15.6%	2.1x	$372,720	$790,662	26.5%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(7)	307,108	349,860	839,508	735,695	1,327,828	33.8%	21.8%	1.8x	552,240	1,106,207	39.6%	2.0x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,455,032	1,447,096	1,500,000	415,154	480,495	n/m	n/m	n/m	—	—	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	285,522	—	323,225	76,969	81,033	n/m	n/m	n/m	22,419	26,483	n/m	n/m
Other funds	80,641	108,137	215,348	65,095	111,011	n/m	n/m	n/m	39,848	92,436	n/m	n/m
	$2,144,857	$1,940,757	$3,286,162	$1,678,264	$2,797,255				$987,227	$2,015,788

	Unrealized Investments as of September 30, 2016
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$12,631	$6,226	0.5x
Och-Ziff Real Estate Fund II (2011-2014)(7)	183,455	221,621	1.2x
Och-Ziff Real Estate Fund III (2014-2019)(13)	415,154	480,495	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	54,550	54,550	n/m
Other funds	25,247	18,575	n/m
	$691,037	$781,467
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of September 30, 2016, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 12.9% and 8.7%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of September 30, 2016, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of September 30, 2016. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of September 30, 2016.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of September 30, 2016, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of September 30, 2016, approximately 42% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	September 30, 2016
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$2,623,669	$23,029
Credit
Opportunistic credit funds	4,147,836	155,823
Institutional Credit Strategies	7,223,923	—
Real estate funds	2,144,857	121,079
Other	289,667	337
	$16,429,952	$300,268
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 13% and 10% of the longer-term assets under management in its multi-strategy and open-end opportunistic credit funds, respectively, to mature during the fourth quarter of 2016. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period, as presented in the tables in Exhibit 7. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of October 1, 2016

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	67%	Pensions	38%
Convertible and Derivative Arbitrage	12%	Private Banks	14%
Structured Credit	10%	Corporate, Institutional and Other	13%
Corporate Credit	8%	Fund-of-Funds	8%
Merger Arbitrage	2%	Foundations and Endowments	12%
Private Investments	1%	Related Parties	9%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	73%	North America	75%
Europe	15%	Europe	13%
Asia	12%	Asia and Other	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	September 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Total Assets Under Management	$39,303,781	$45,494,861	$47,534,415	$40,238,812	$32,603,930
Year-over-Year Change	-12%	-4%	18%	23%	13%

Longer-Term Assets Under Management(1)	$16,429,952	$16,842,321	$15,150,049	$10,640,836	$6,947,746
% of Total Assets Under Management	42%	37%	32%	26%	21%

Assets Under Management by Product
Multi-strategy funds	59%	65%	72%	79%	85%
Credit
Opportunistic credit funds	13%	12%	11%	11%	7%
Institutional Credit Strategies	18%	16%	11%	6%	3%
Real estate funds	5%	5%	4%	2%	3%
Other	5%	2%	2%	2%	2%
Total assets under management in credit, real estate and other funds	41%	35%	28%	21%	15%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.